J.P. Morgan Automotive Conference Sachin Lawande, President and CEO August 2018 Exhibit 99.1

Visteon Corporation Leading supplier of cockpit electronics and autonomous driving systems to carmakers across the world $3.15B annual sales 10,000 employees 18 countries 19 manufacturing locations 18 technical centers Total shareholder returns of ~105% from 2015 – Q2 2018; Significantly outperforming peer group and S&P 500 Note: Total shareholder returns per Bloomberg from beginning of 2015 through June 30, 2018

A Broad and Diversified Customer Base Global automotive technology company with more than 25 customers worldwide

Continuous Improvement in Key Financial Metrics New Business Wins Adjusted EBITDA Margin Return on Invested Capital Improved product portfolio has driven new business wins to record levels Transition to technology platforms and improved software engineering processes have improved profitability to best-in-class level ROIC has improved significantly over historical level for automotive suppliers (1) First half 2018 new business wins were $3.8 billion. Full-year 2018 new business wins expected to be $7.0+ billion based on current pipeline (2) ROIC equal to after-tax adjusted EBIT (based on 25% tax rate) divided by average of beginning and end of year Invested Capital (i.e. Debt, plus Shareholders’ Equity, plus Non-Controlling Interests, less Investments in Non-Consolidated Affiliates) Strong new business wins and performance driving increasing margins over time (Dollars in billions) (2) $7.0+ (1)

Automotive Technology Trends Favor Visteon Visteon well-positioned to capitalize in evolving automotive industry environment Connected Car Electric Display Audio Digital Cluster ECU Consolidation Connected Everywhere Environment & Sustainability Autonomous Autonomous Driving Health & Safety

Infotainment Market Growth Driven by Display Audio

Visteon

(Dollars in millions)

55% of Cars to Have Smartphone Projection …



55%
18%
2017
2023

Apple CarPlay androidauto

… through Display Audio systems by 2023

Android Winning the Infotainment O/S Race …



Ease of Use and App Integration
ANDROID
LINUX / HTML5
QNX
Windows
Today
Time

…. given ease of app development and China adoption

Visteon Infotainment NBWs

Visteon AllGo embedded A Visteon Enterprise



$684
$1,497
$1,569
8%
21%
43%
Audio / Embedded
Display Audio
FY 2016
FY 2017
1H 2018

- Visteon's AllGo is the leading supplier of CarPlay and Android Auto for Display Audio systems based on Linux / HTML5 / Android operating systems
- Visteon won record level of infotainment wins in 1st half 2018, with significant growth in Display Audio wins

Visteon's AllGo is uniquely positioned in the Display Audio market

6

Instrument Cluster Market Transitioning to All Digital Visteon driving growth of all-digital clusters in mass market segment All-Digital Luxury All-Digital Mass Market All-Digital 15% of Cluster Market in 2023 Today 2023 85% Opportunity Clusters All-digital clusters are moving into mass-market vehicles Significant market opportunity remains with only 15% of clusters projected to be all-digital by 2023 Integration with ADAS and Driver Monitoring systems All-Digital Cluster Hybrid Digital Cluster 63% 38% 27% 37% 62% 73% Evolution of All-Digital Cluster Market Visteon Instrument Cluster NBWs Visteon ranked #1 in all-digital clusters by market share Leverage expertise in ASIL-B functional safety, OEM vehicle architectures, and automotive displays Primary supplier to three of top-five largest global OEMs

ECU Consolidation in Automotive Electronics Today Exponential Growth of Cockpit Controllers (Units in millions) Market Growth Tomorrow Cockpit Controller ADAS / AD Controller Consolidation of ECUs into domain controllers Reduces cost, weight and power consumption Leverages silicon and software innovations Integrated domain controllers replacing individual ECUs

Winning Significant Business in Key Product Areas

Visteon

Display Audio Win
(Q2 2018)



- ✓ Largest single win in Visteon's history *($640 million)*
- ✓ Cross-platform, conquest win with large European OEM, launching 2020
- ✓ Large 10" display with Android OS, AM/FM, CarPlay, Android Auto

Digital Cluster Win
(Q2 2018)


45

- ✓ Largest cluster award in Visteon's history *($585 million)*
- ✓ Conquest win with leading European OEM
- ✓ Cross-platform with initial launch in 2020 in compact high-volume car

SmartCore™ Win
(Q1 2018)

smartcore™

- ✓ SmartCore™ to power cockpit electronics for Geely's new EV platform
- ✓ Geely 2017 volume of 1.2 million vehicles; growth of 60% Y/Y
- ✓ 1st vehicle launch in 2020, supporting 20% new energy mandate in China

9

Building Momentum in China, the World's Largest Auto Market Visteon China Domestic Sales New Business Wins NBWs Breakdown (Sales in millions of USD, NBWs in billions of USD) 2018 2016 Note: All financials and growth rates are for Visteon’s China domestic operations New product launches drive double-digit sales growth Technology portfolio enables continued growth story Expanding coverage with faster growing domestic OEMs

Alignment with Industry Trends Driving New Business Wins On track to achieve long-term targets with high level of new business wins 23% Y/Y Increase Product Region Strong momentum in core areas of digital clusters, infotainment, and SmartCoreTM ~95% of 1st half wins launch before end of 2021 Robust pipeline of opportunities for rest of 2018 (Dollars in billions)

Backlog Positions Visteon for 2021 Sales Target (Dollars in billions) New roll-on business launches significantly increase in 2020-2021, while roll-offs decline 2 Note: Chart not drawn to scale 22% Y/Y Increase Order Backlog Sales Impact from Net Roll-on Business 2018 2019 2020 2021 Roll-offs Roll-ons Pursuits Incremental Y/Y sales from net roll-on business 2017 $3.15 $4.7

Building the Foundation Through Operational Excellence Executing on Our Long-Term Strategies Margin Expansion / Cash Flow Generation Return Enhancement via Capital Deployment New business wins of $3.8 billion, leading to backlog of $21.1 billion Delivered $185 million in adjusted EBITDA, at a margin of 11.8% Executed $200 million in open-market repurchases and ASR Leading the shift to ECU Consolidation, Display Audio and Digital Clusters Generated positive adjusted free cash flow of $77 million $500 million remaining in authorized share buyback programs 1st Half 2018 Performance